United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2006
INDEPENDENCE HOLDING COMPANY (Exact name of registrant as specified in its charter)
Delaware	010306	58-1407235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Cummings Point Road, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)
(203) 358-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
(a)

On June 15, 2006, Independence Holding Company (the “Company”) entered into an Amendment to Employment Agreement with Mr. Scott M. Wood, the Company’s Co-Chief Operating Officer, under which the Company agreed to increase the allowable total reimbursement of Mr. Wood for certain business usage of charter aircraft by Mr. Wood and/or other employees and representatives of the Company by $150,000, to a maximum of $450,000 annually, in satisfaction of which the Company agreed to advance Mr. Wood $38,000 per month (to be reconciled quarterly with Mr. Wood’s actual charter aircraft usage).

(b)

On June 15, 2006, the stockholders of the Company approved the Independence Holding Company 2006 Stock Incentive Plan (the “Plan) at the Company’s Annual Meeting of Stockholders. A copy of the Plan is attached hereto as Exhibit 10.1. Also attached hereto are copies of the Form of Stock Option Agreement (as Exhibit 10.2), the Form of Restricted Share Agreement (as Exhibit 10.3), and the Form of Share Appreciation Rights Award Agreement (as Exhibit 10.4) to be used in connection with the Plan.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit Number		Description

10.1	Independence Holding Company 2006 Stock Incentive Plan.
10.2	Form of Stock Option Agreement.
10.3	Form of Restricted Share Award Agreement.
10.4	Form of Share Appreciation Rights Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Dated:	June 21, 2006

By:	/s/ David T. Kettig
	Name: Title:	David T. Kettig Co-Chief Operating Officer

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